  œ Code of Business Ethics œ

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES

Revised October 2013

STATEMENT OF VALUES

Integrity and trust are fundamental elements of Dime's history and the manner in which we conduct business.  Our commitment to these principles requires that all of our actions and relationships be based upon these uncompromising values:

Treat each other with respect
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Act fairly in all of our relationships
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                 Honor our commitments and obligations
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   Communicate honestly
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                        Accept responsibility for our actions
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                   Provide equal opportunity to all
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      Comply with all laws and regulations

MESSAGE FROM THE CHAIRMAN

Dear Fellow Employee:

Superior ethical values form the foundation upon which our company is built.  All of us at Dime must demonstrate the highest standards of integrity in our relationships with customers.  Equally as important, we must practice these values internally among the Dime team, and in our associations with suppliers and competitors.

This pamphlet, the Code of Business Ethics, reaffirms our longstanding commitment to individual and corporate integrity.  It is additionally designed to help you understand the conduct expected of us as representatives of the Bank.

While acting with integrity requires the exercise of common sense, we will inevitably encounter situations which are uncertain.  This booklet is intended to guide you in such matters.  It cannot, however, consider all possible circumstances you may confront.  Other important avenues for guidance are your supervisors and the Human Resources or Legal Departments.  I urge you to seek and follow their advice.

I am personally committed to the exercise of the highest ethical standards.  Dime's reputation for excellence and its continued success depend upon your dedication as well.  Join me in making Dime a truly great bank, attractive to investors, admired by competitors, active in our communities and respected by all.

Sincerely,

Vincent F. Palagiano
Chairman of the Board and
Chief Executive Officer

INTRODUCTION

Dime's customers view us as banking experts.  They place their trust in the Bank by depositing their savings and purchasing our products.  The most effective method of earning and maintaining their confidence, as well as that of our fellow employees, regulators, shareholders and others with whom we interact, is to operate with the highest ethical standards and in accordance with all applicable laws and regulations.  This has always been, and continues to be, the policy of the Bank.  It applies to employees of Dime Community Bancshares, Inc. and its subsidiaries, as well as agents, consultants and others acting on Dime's behalf.  For purposes of this booklet, Dime Community Bancshares, Inc. and all of its subsidiaries will be referred to as Dime or the Bank.

Dime operates through its employees.  It is your responsibility to be aware of, and comply with, all laws affecting your area of operation.  In addition, you should not tolerate illegal or unethical behavior in others.  If you are requested to violate law or this Code of Business Ethics, or become aware of such conduct, you should report the matter promptly to your supervisor, the Director of Human Resources, General Counsel or Director of Internal Audit.

This pamphlet is not intended to describe correct behavior for every business encounter.  Rather, it is designed as a reference to help you recognize and respond appropriately to issues which may arise in the daily performance of your job.  If you are unable to resolve a specific ethical issue or concern after reviewing the Code, you should consult your manager, the Director of Human Resources or General Counsel for assistance.

In order to help guide your decisions, this pamphlet contains several provisions entitled When In Doubt.  These are common sense questions you may consider which should assist your determination if you are uncertain.  For example, a question applicable to virtually all situations is:

Would I be comfortable and proud to tell my family about my actions or have them described on television or in the newspaper?

I.    RESPECT FOR DIVERSITY

Each of us possesses qualities which differ from those of our co-workers.  These include not only such characteristics as race, gender and age, but less obvious attributes such as political affiliation, appearance and education.  The diversity of our employees should be viewed not as differences, but as potential.  Diversity provides a unique opportunity to obtain a variety of perspectives, experience and resources in addressing issues encountered by the Bank and in achieving its goals.  It is our objective to create an environment which encourages and respects diversity in order to permit all of us to perform and contribute to our maximum potential.

Dime is committed to equal opportunities for all of its personnel, regardless of race, color, gender, age, religion, disability, national origin, marital status, sexual orientation, citizenship, veteran status or any other characteristic which may be considered "different".  In addition, the Bank firmly prohibits sexual and other forms of harassment in the workplace.  Complete presentations of Dime's Equal Employment Opportunity and Harassment policies are contained in your Employee Handbook.  All managers and employees are expected to thoroughly review and comply with these requirements.

II.      CONFLICTS OF INTEREST

Conflicts of interest arise when the personal concerns of an employee, or members of his or her immediate family, differ from the interests of the Bank. Private concerns may not interfere with an employee's objectivity in performing company responsibilities. Dime and its shareholders expect that we conduct our affairs in a manner that does not adversely influence our judgment when interacting with third parties or making other decisions on behalf of the Bank.

Employees must promptly disclose to their supervisors all actual and potential conflicts of interest in connection with the business of the Bank, including those in which they have been inadvertently placed.  Personnel subject to conflicts will generally be prohibited from participating in decisions or actions regarding the issue.  The Chief Executive Officer, and, if appropriate, the Board of Directors, will be advised of all transactions which directly or indirectly benefit controlling shareholders, officers, employees or their immediate families.

An actual conflict of interest need not exist to constitute a violation of the Code.  Activities that create even the appearance of conflict must additionally be avoided.  Apparent conflicts of interest must similarly be discussed with your manager, who will advise you of the appropriate action.

Following are several examples of conduct that may present a conflict of interest.  It is not possible to define every objectionable practice, and employees are expected to examine their actions for conflicts which are, or may be, contrary to the interests of the Bank, however, are not specifically described below.

1.    Holding a significant ownership or investment interest in a supplier, customer or competitor of the Bank.  Dime seldom acquires products or services from its own employees.  The Bank's reputation for impartial and fair dealing with vendors may be damaged by routinely purchasing from employees or their immediate families, even if based upon open competition.

2.   Acting as an officer, director, employee, consultant, representative or agent of a supplier, customer or competitor of the Bank.  All Dime personnel must obtain written supervisory authorization prior to accepting outside employment or a fiduciary appointment which may violate these rules.  Approval will not be provided if the activity would, or could reasonably be expected to, result in a conflict of interest or interfere with performance of the individual's duties at the Bank.

3.   Using your position at Dime, either directly or indirectly, for personal, family or other gain.

4.  Authorizing, recommending or advancing a loan or other Bank product, waiving a payment or fee, or offering any other inducement which creates, results from, or may create, a conflict of interest.

 5.   Taking personal advantage of business opportunities available to the Bank.

Without prior written approval of the Director of Human Resources and the business unit supervisor, former employees may not (a) recruit Bank personnel for a period of one year following termination of employment, or (b) solicit for any business purpose Dime brokers or significant customer or client relationships for a six-month period following termination.  By accepting employment at Dime, you acknowledge that a breach of these restrictions shall entitle the Bank, in addition to any other available remedies, to injunctive relief without proof of actual injury.

WHEN IN DOUBT
When in doubt, ask yourself the following questions:
Do my outside activities in any manner involve current suppliers, vendors, customers or competitors of Dime?

Could my outside activities adversely impact my decision?

III.   ACCEPTING THINGS OF VALUE

1.
The Federal Bank Bribery Act makes it a serious crime to offer or accept anything of value in connection with the business of the Bank if your intent is to either influence, or be influenced by, a third party.

2.   In addition, it is Dime policy that employees, officers, Directors, agents and attorneys may not demand, solicit, or accept anything of value, for themselves or a third party, in return for any business service or otherwise in connection with the operation of the Bank.

Dime and federal guidelines contain certain exceptions to the general prohibition against accepting things of value in connection with Bank business, provided they are not received with an intent to influence or be influenced.  The permissible exceptions are as follows:

(a) Meals, refreshments, entertainment and travel arrangements or accommodations of reasonable value, arising in connection with a meeting or other occasion conducted to hold legitimate discussions or encourage better business relations, provided that the cost would be paid by Dime as a business expense if not satisfied by the other party;
(b)  Gifts, gratuities, amenities or favors based upon obvious family or personal relationships when it is evident that the relationship, rather than the business of the Bank, is the motivating factor;
(c)  Gifts of reasonable value, less than $100, related to commonly recognized events or occasions, such as promotions, weddings, retirement or holidays;

(d)   Discounts or rebates that are generally available to the public;
(e)   Advertising and promotional material of reasonable and nominal value such as pens, key chains or calendars;
(f)  Acceptance of loans from other institutions on customary terms to finance proper and usual activities such as home mortgages;
(g)  Awards in recognition of service or accomplishment from civic, charitable, educational, or religious organizations.

3.   Employees may not avoid the spirit of the permissible exceptions by accepting repeated gifts of nominal value, or by any other method.

4.    Employees may not borrow from customers or suppliers of the Bank, except on customary terms from entities in the business of lending.  Borrowing is limited by law, and may be conducted only on a standard basis, without preferential treatment.

5.    Employees must disclose in writing to their supervisor the offer and/or receipt of anything of value which may be for a corrupt purpose or in excess of that authorized in this Code.  The supervisor shall issue a written report of the disclosure, indicating appropriate action, and forward copies to the General Counsel, Director of Internal Audit and Director of Human Resources.
WHEN IN DOUBT
When in doubt, ask yourself the following questions:
Will other vendors or suppliers receive the impression that they must provide similar courtesies in order to obtain company business?

Am I attempting to justify accepting a business courtesy by arguing, "everyone else does it" or "no one will ever find out?"

Do I feel reluctant to discuss the subject with my supervisor?

IV.      EMPLOYEE TRANSACTIONS WITH THE BANK

1.    The Bank will not advance loans to Directors, executive/senior officers, principal shareholders, or their immediate families.  The Bank will offer loans and other Dime products to other employees only in conformance with applicable law, regulations and Bank policy.

2.    It is contrary to Bank policy for employees to knowingly overdraw their Dime accounts or default on any Bank loan.

3.   Employee use of Dime accounts for improper, illegal or unethical purposes is prohibited.  Employees may not process transactions in connection with their own account relationships at the Bank or those of their immediate family

4.    Dime will not engage in the sale, purchase or lease of real estate with employees unless the transaction is in conformance with applicable law, regulations and Bank policy.

V.	COMMERCIAL BRIBERY

1.     Bribes, kickbacks, rebates and similar gifts or payments may not be offered by Dime employees in connection with the business of the Bank.

 2.    Corporate payments may not be made to government officials, or political parties or candidates, for purposes of securing business for the Bank.  Pursuant to the Corrupt Practices Act of 1977, severe penalties may be imposed both upon the Bank and individuals who violate these restrictions.

VI.	PROTECTION OF CONFIDENTIAL INFORMATION

1.   All information regarding Dime's transactions, business practices and methods, as well as its past, present and prospective customers, personnel, suppliers and others with whom it conducts business, is confidential.  Employees shall not, during or after employment, reveal to unauthorized persons any confidential information regarding the Bank.

2.   Employees shall not, during or after employment, use confidential information for private gain to the employee or any other individual, or in making personal investments.  This includes investments in the Bank and other entities.  For example, personnel may not invest based upon actual investments by, or the investment strategy of, the Bank.

3.  Employees may access customer information solely on a need-to-know basis.  Customer information should be used only as necessary to administer Dime's business.  Employees may not use confidential information concerning one customer to further the private interests of another customer or any other person or entity.

4.   Customer information may generally not be disclosed to third parties.  You may only exchange customer data (a) with reputable information reporting agencies, (b) if required by law, or (c) with Bank approved service providers/vendors who have agreed in writing to protect customer information in accordance with our standards.

5.   Files and records containing confidential information must be secured in a manner that restricts unauthorized access.

6.  Public speaking engagements, authored publications and business consultations may all be considered activities undertaken on behalf of the Bank.  Prior approval of the Director of Human Resources is thus required.

7.  Subject to limited exceptions, neither the Bank nor its agents may permit a representative of the government access to information contained in the financial records of any Dime customer.  Governmental requests for customer information should be presented to the General Counsel for review.

8.    The prohibition against disclosing confidential information applies to inquiries by the news media, investment analysts and others in the financial community.  Contacts from the press should be referred directly to the President or Chief Financial Officer.  No employee should respond to questions from, or schedule an interview with, a reporter without initially consulting the President or Chief Financial Officer.  In the case of investment analysts or others in the financial community, unless expressly authorized to the contrary, employees should politely decline comment and refer the inquirer to the President or Chief Financial Officer, or, in their absence, the Director of Investor Relations or General Counsel.

9.   All documents prepared by employees, including e-mail, computer files, etc., are considered property of the Bank.

10.  Upon termination of employment, personnel must return to Dime all property belonging to the Bank, including, but not limited to, confidential information.

VII.     ACCURACY OF BUSINESS RECORDS

The strictest standards of integrity must be maintained in connection with the records of the Bank.  All information regarding transactions involving Dime must be accurate and precisely reported and recorded.  All information required to be contained in periodic reports must be fully, fairly, accurately and timely reported in an understandable manner.  Bank documents may not be removed, destroyed or altered in any manner without authorization.  This is particularly applicable to records which may document unethical behavior or are related to financial reporting.

VIII.   COMMUNICATION AND COMPUTER SYSTEMS

1.   The use of Dime communication and computer systems requires particular care.  E-mail, voice mail and Internet exchanges are not private and their source is clearly identifiable.  Electronic communications may remain part of Dime business records long after you believe they have been deleted.  Employees must ensure that the content of electronic communications does not adversely impact the Bank, its public image or that of its customers, representatives or suppliers.

2.   Electronic communications may not be used improperly for personal reasons, such as gambling, messages of a political or religious nature, or exchanges containing obscene or otherwise offensive language or material.  A complete presentation of Dime's computer systems acceptable use policy is contained in your Employee Handbook.
3.   Dime reserves the right to access its communications and computer systems without notice.

IX.	INSIDER TRADING

1.     (a)   Employees may not purchase, sell or otherwise trade in securities of any corporation while in possession of material, nonpublic information about the entity.  This restriction is not limited to the shares of Dime Community Bancshares, Inc., and includes trading in the securities of other corporations that are current or prospective customers or suppliers of the Bank.

(i)              "Material" information is knowledge an investor would consider significant in deciding whether to purchase, sell or hold a security, or which may affect the price of a stock.  It is not possible to provide a comprehensive list of information considered material, however, some examples include a pending or prospective merger or acquisition; the sale of a significant subsidiary or other asset; internal financial information, such as earnings or losses; the acquisition or loss of a substantial contract, customer or supplier; or an important financing transaction.

(ii)	Information is considered "Nonpublic" if it has not been
 available to the general public for a minimum of two trading days.

          (b)  Employees may not directly or indirectly disclose material, nonpublic information to third parties who may trade in the stock of Dime Community Bancshares, Inc. or another corporation.

2.   Failure to comply with the obligations of the securities laws may result in serious criminal penalties, even if the amount of stock involved is minimal.

3.    In addition to the restrictions summarized previously in this Code, Directors and Senior Officers may (a) not engage in transactions in Dime stock until the third business day after the public announcement of any material information, and (b) trade in Dime stock only (i) during the period commencing three business days after publication of the quarterly earnings release through the end of the second month of the quarter, and (ii) if not in possession of material, non-public information.
WHEN IN DOUBT

When in doubt, ask yourself the following question:
Are my decisions about whether or when to buy or sell stock influenced by facts I learned at work about Dime or other companies?

X.       CONVICTION OF A CRIME

Absent regulatory approval, persons convicted of a criminal offense involving dishonesty or breach of trust, or entering into a pretrial diversion or similar program in connection with such an offense, may not be employed, affiliated with, control or otherwise participate in the affairs of the Bank.  This applies to crimes arising from activities occurring both within and outside the scope of employment.  Employees must immediately advise the Director of Human Resources of any such convictions, pretrial diversions or similar programs.  In addition, the Bank will use appropriate measures intended to determine the existence of such offenses.

            XI.      WHERE TO REPORT VIOLATIONS

Employees are required to notify their supervisors of actual or suspected violations of law or the principles set forth in this guide.  Failure to advise your manager of, or detect, an offense may itself be grounds for discipline.  If you believe discussing an issue with your supervisor would be inappropriate, you may confer with the Director of Human Resources, General Counsel or the Director of Internal Audit.  You may additionally submit ethical or legal concerns anonymously: (i) via regular mail, (ii) by telephoning (718) 486-4307, the toll-free hotline established for this purpose, or (iii) via facsimile, to (718) 782-4683.

Substantial effort will be made to treat reports of suspected illegalities or failures to comply with the Code in a confidential manner.  Reports will be investigated promptly, thoroughly and fairly.

Retaliation or intimidation against persons filing a report will not be tolerated and may result in discipline.

                XII.     WHERE TO OBTAIN GUIDANCE

Because uncompromising standards of integrity are important to all of us, we must have access to additional guidance from knowledgeable individuals when circumstances require.  The initial source of assistance should be your supervisors.  Employees uncertain regarding these policies are encouraged to discuss with their managers questions of interpretation and compliance with the Code.  In those situations where additional advice or guidance is required, you may contact in person, by telephone or in writing, the Director of Human Resources or General Counsel.

Disputes concerning matters of interpretation will be resolved by the Director of Human Resources, and, in appropriate circumstances, the President, Chief Financial Officer and/or General Counsel.  In each instance, the determination shall be binding upon all impacted parties.

XIII.      ENFORCEMENT

Dime vigorously monitors compliance with the law and its policies.  In order to ensure legal adherence and preserve its reputation, Dime will treat seriously any illegalities or failure to comply with the principles set forth in this Code.  Violations may result in disciplinary action, including termination of employment and possible civil or criminal penalties, and, where appropriate, will be reported to the Board.  Code violations are not the sole grounds for discipline.

The Director of Human Resources is responsible for Code compliance.  Business ethics and conformance with law, however, are not solely a function of one Department.  The supervisors of each business unit are equally charged with administration of the Code.

Employees are obligated to cooperate fully with all authorized internal and external investigations.  Honesty and complete disclosure are at all times required when conferring with Dime's internal or independent auditors, attorneys and security personnel.

XIV.     EXCEPTIONS

Exceptions to these policies must conform with applicable law and regulation and be approved by any two of the President, Chief Financial Officer or General Counsel, or their designees, and reported to the Board, or its designee, at the next regularly scheduled meeting.  Exceptions will be granted only after full written disclosure of all material facts.

XV.     EMPLOYEE ACKNOWLEDGMENT

This Code of Business Ethics is a critical element of Dime's program to prevent and detect violations of law and Bank policy.  Employees must sign and return the enclosed form confirming they have reviewed, understand, complied and will comply with the Code of Business Ethics.

XVI.   DISCLAIMER

Nothing in this Code is a promise by the Bank or creates any contractual rights.  Dime makes no promise or representation regarding the nature or duration of employment and may unilaterally modify wages and any other working condition or policy, or make any decision regarding continued employment, regardless of anything contained in this Code or other communication.

All employment with the Dime is "at will".  Unless otherwise provided by law, your employment may thus be terminated at any time with or without cause, notice, or disciplinary procedure.  Both employees and Dime possess the right to terminate the employment relationship at any time.

Matters described in this Code may additionally be covered in separate official documents.  Those documents control over any other statement in this Code or by any employee.